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                                    EXHIBIT 5

                                  June 5, 1996

UGLY DUCKLING CORPORATION
2525 East Camelback Road, Suite 510
Phoenix, Arizona 85016

Re:      Registration Statement on Form S-1

Ladies and Gentlemen:

                  We have acted as counsel to Ugly Duckling Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Registration Statement on Form S-1 (the "Registration Statement"), relating to the registration of up to 2,300,000 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), the Representative's Warrant to purchase 150,000 shares of Common Stock, and the Common Stock underlying the Representative's Warrant. In arriving at the opinions expressed below, we have reviewed the Registration Statement and the exhibits thereto. In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed that the signatures on all documents that we have reviewed are genuine and that the Common Stock and the Representative's Warrant will conform in all material respects to the description thereof set forth in the Registration Statement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

                  Based upon the foregoing, we advise you that, in our opinion, when the following events have occurred:

                  (a) The Registration Statement has become effective under the Securities Act of 1933, as amended;




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UGLY DUCKLING CORPORATION
June 5, 1996
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                  (b) The due authorization, registration and delivery of the certificate or certificates evidencing the Common Stock has occurred;

                  (c) The due authorization, execution and delivery of the Warrant Agreement pursuant to which the Warrants are to be issued has occurred; and

                  (d) The Common Stock has been issued and sold in the manner specified in the Registration Statement and the exhibits thereto; then

                  1. The Common Stock to be issued by you will be legally issued, fully paid and non-assessable.

                  2. The Representative's Warrant to be issued by you will be legally issued and will constitute the valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the rights of creditors generally, and (ii) the application of general principles of equity (whether such enforceability is considered in a proceeding in equity or at law). The shares of Common Stock issuable upon exercise of the Representative's Warrant and receipt by the Company of the consideration for such shares in accordance with the terms thereof will be legally issued, fully paid and non-assessable.

                  The foregoing opinions are limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware. We express no opinion as to the application of the various state securities laws to the offer, sale, issuance or delivery of the Common Stock or the Representative's Warrant.

                  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                        Very truly yours,

                                        SNELL & WILMER L.L.P.